UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 7, 2009

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7A COMMERCIAL WHARF WEST, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On May 7, 2009, Converted Organics Inc. (the "Company") entered into a Subscription Agreement (the "Agreement") with Iroquois Master Fund Ltd. (the "Investor") whereby the Company issued and sold to the Investor, and the Investor purchased for $1,182,500 (i) a secured promissory note in the principal amount of $1,330,312.50 (the "Note") and (ii) two warrants (the "Warrants") to purchase shares of the Company’s common stock.

The Note is a senior secured obligation of the Company on the Company’s unencumbered assets, and the Investor will take a second lien on the Company's encumbered assets. The principal amount of the Note represented an original issue discount of 12.5%. The maturity of the Note is November 7, 2009, provided the Note must be prepaid if the Company or its subsidiaries sell debt and/or equity securities for cash in an amount in excess of $1,330,312.50. If an event of default occurs, the Note will automatically become immediately due and payable, and the interest rate will increase to 15% per annum during the pendency of the event of default. The events that could cause the Company to incur an event of default are set forth in the Note, which is filed as an exhibit to this Form 8-K.
In connection with the Agreement, the Company issued and delivered a five-year warrant to purchase 750,000 shares of Company common stock and a five-year warrant to purchase 350,000 shares of Company common stock with exercise prices of $1.00 per share and $1.50 per share, respectively, subject to certain anti-dilution rights for issuance below the exercise prices.

Pursuant to Security Agreements dated May 7, 2009 between the Investor and each of the Company, Converted Organics of California, LLC and Converted Organics of Woodbridge, LLC (Converted Organics of California, LLC and Converted Organics of Woodbridge, LLC referred to as the "Subsidiaries"), the Investor was granted a security interest in the assets of the Company and the Subsidiaries. The Subsidiaries also entered into Subsidiary Guaranty agreements in which each provided a guaranty of the Company’s obligations under the transaction documents.

Pursuant to the Agreement, until the later of May 7, 2010 or for so long as any amount remains outstanding on the Note, with certain exceptions, the Company granted the Investor right of first refusal in connection with the proposed sale by the Company of its common stock or other equity securities or equity linked debt obligations.

The foregoing description of the Subscription Agreement, Security Agreements, Note, Warrants and Subsidiary Guaranty agreements are qualified in their entirety by the text of the agreements which are exhibits to this Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

The securities issued and to be issued pursuant to the transactions discussed in Item 1.01 above were not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption from the registration requirements as provided in Section 4(2) of the Securities Act, as the entity receiving the securities is an accredited investor as defined in the Securities Act. Chardan Capital Markets, LLC acted as the sole placement agent for the transaction, and will receive total compensation of $70,950.00, all of which is currently payable.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Subscription Agreement dated May 7, 2009 by and among Converted Organics Inc. and Iroquois Master Fund Ltd.

10.2 Security Agreement dated May 7, 2009 by and among Converted Organics Inc. and Iroquois Master Fund Ltd.

10.3 Subsidiary Security Agreement dated May 7, 2009 by and among Converted Organics of California, LLC, Converted Organics of Woodbridge, LLC and Iroquois Master Fund Ltd.

10.4 Secured Promissory Note dated May 7, 2009 payable to Iroquois Master Fund Ltd.

10.5 Class C Common Stock Purchase Warrant dated May 7, 2009 entitling Iroquois Master Fund Ltd. the right to purchase 750,000 shares of Converted Organics Inc.’s common stock.

10.6 Class D Common Stock Purchase Warrant dated May 7, 2009 entitling Iroquois Master Fund Ltd. the right to purchase 350,000 shares of Converted Organics Inc.’s common stock.

10.7 Subsidiary Guaranty dated May 7, 2009 by Converted Organics of California, LLC and Converted Organics of Woodbridge, LLC for the benefit of Iroquois Master Fund Ltd.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

May 13, 2009	By:	/s/ Edward J. Gildea

Name: Edward J. Gildea
Title: President and CEO

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Subscription Agreement dated May 7, 2009 by and among Converted Organics Inc. and Iroquois Master Fund Ltd.
10.2	Security Agreement dated May 7, 2009 by and among Converted Organics Inc. and Iroquois Master Fund Ltd.
10.3	Subsidiary Security Agreement dated May 7, 2009 by and among Converted Organics of CA, LLC, Converted Organics of Woodbridge, LLC and Iroquois Master Fund Ltd.
10.4	Secured Promissory Note dated May 7, 2009 payable to Iroquois Master Fund Ltd.
10.5	Class C Common Stock Purchase Warrant dated May 7, 2009
10.6	Class D Common Stock Purchase Warrant dated May 7, 2009
10.7	Subsidiary Guaranty dated May 7, 2009 by and among Converted Organics of CA, LLC and Converted Organics of Woodbridge, LLC for the benefit of Iroquois Master Fund Ltd.